Tianli Agritech, Inc. Announces Change of Corporate Name and Ticker Symbol

Aoxin Tianli Group, Inc.

WUHAN CITY, China, July 28, 2014 /PRNewswire/ -- Tianli Agritech, Inc. (OINK), a diversified company with businesses in hog farming and electro-hydraulic servo-valves manufacturing and marketing, today announced that it has changed its name to "Aoxin Tianli Group, Inc." ("Aoxin Tianli", or the "Company"). In connection with the name change, the Company's common shares will commence trading on the NASDAQ Capital Market under the new ticker symbol "ABAC" (NASDAQ:ABAC), effective July 29, 2014. The changes reflect the Company's on-going efforts to transform itself from a single revenue stream-hog farming-to a well-diversified company through targeted investments and acquisitions in selected higher growth industries such as equipment manufacturing, optoelectronics, new material & new energy products, electromechanics and healthcare devices.

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the "Company"), previously known as Tianli Agritech, Inc., is a diversified company with businesses in hog farming and electro-hydraulic servo-valves manufacturing and marketing. Through its wholly owned subsidiary, Wuhan Fengze Agricultural Science and Technology Development Co., Ltd., the Company engages in the breeding, raising and selling of breeder and market hogs in China and is developing a retail channel for its pork products including high-value, black hog meat. Through its 88% owned subsidiary, Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd., the Company also manufactures and markets electro-hydraulic servo-valves and related servo systems and components targeting a wide range of industrial machinery applications such as metallurgy, aerospace, construction & mining, thermal power, petrochemical and defense.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com